Exhibit 99.1

PINEAPPLE FINANCIAL ANNOUNCES EXPANDED $15 MILLION SHARE REPURCHASE PROGRAM

Expanded Buyback Signals Management’s Commitment to Long-Term Value; Repurchases to Commence Immediately

Toronto, Ontario, April 22, 2026 - Pineapple Financial Inc. (NYSE American: PAPL), (“Pineapple” or “the Company”), a leading fintech platform, today announced that its Board of Directors has approved an expansion of its previously announced share repurchase program, increasing the aggregate authorization from US$3,000,000 to up to US$15,000,000 of Pineapple’s common shares.

The Company also announced that it intends to commence repurchasing shares immediately under the previously approved US$3,000,000 authorization, subject to applicable securities laws and the absence of material non-public information at the time of purchase.

The expanded authorization includes (i) the initial US$3,000,000 to be executed under the existing program, and (ii) an additional up to US$12,000,000, which may be repurchased from time to time, subject to further Board approval, satisfaction of applicable solvency requirements, and the Company’s financial condition, liquidity position, and capital allocation priorities.

The timing and price of repurchases as well as the actual number of shares repurchased under the expanded share purchase program will be at the discretion of the Company and will depend on a variety of factors, including general market conditions, the stock price, regulatory requirements and limitations, trading blackout periods, necessary corporate approvals, applicable corporate solvency requirements, corporate liquidity requirements and priorities, and other factors.

About Pineapple Financial Inc.

Pineapple Financial Inc. is an award-winning fintech and leading Canadian mortgage brokerage network, focusing on both the long-term success of agents and brokers as well as the overall experience of homeowners. With hundreds of brokers within the network, Pineapple creates cutting-edge cloud-based tools and AI-driven systems to enable its brokers to help Canadians realize their dream of owning a home. Pineapple is active within the community and is proud to sponsor charities across Canada to improve the lives of fellow Canadians.

Safe Harbor Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties. They are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and economic needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances or changes in its expectations that arise after the date hereof, except as may be required by law. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions, fluctuations in the market price of INJ and any associated impairment charges that we may incur as a result of a decrease in the market price of INJ below the value at which INJ is carried on our balance sheet; changes in the accounting treatment relating to our INJ holdings; the Company’s financial condition, customer acceptance of our INJ treasury strategy, and other factors discussed in the “Risk Factors” section of the registration statements, and periodic reports filed with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure that such expectations will be correct. The Company cautions investors that actual results may differ materially from the anticipated results. It encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov.

Media Contact:

KCSA Strategic Communications

Kristin Cwalinski

pineapple@kcsa.com

Investor Relations:

KCSA Strategic Communications

Jack Perkins

pineapple@kcsa.com